Exhibit 10.1

Execution Copy

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 19th day of October, 2012, by MFA FINANCIAL, INC., a Maryland corporation (“MFA”), and STEWART ZIMMERMAN (the “Executive”).

W I T N E S S E T H:

WHEREAS, the parties hereto entered into that certain Second Amended and Restated Employment Agreement, as of June 7, 2010 (the “Agreement”) (capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Paragraph 1 (Term of Employment) of the Agreement is hereby amended by deleting subparagraph (b) thereof in its entirety and replacing it with the following:

“(b)  The term of employment (the “Term of Employment”) under this Agreement, which commenced on April 16, 2006, shall continue until December 31, 2013, unless terminated earlier in accordance with Paragraph 5 hereof.  In the case of the expiration of the Term of Employment on December 31, 2013, without an earlier termination in accordance with Paragraph 5 hereof, the Executive shall be treated as terminated on December 31, 2013, for purposes of Paragraph 5 hereof.”

2.                                       Paragraph 1 (Term of Employment) of the Agreement is hereby amended by adding the following subparagraph (c) to the end thereof:

“(c)   On or promptly following December 31, 2013, and subject to the Executive’s execution of a release in accordance with Paragraph 5(h) of this Agreement, the Company and the Executive shall enter into a consulting agreement for Executive’s consulting services following December 31, 2013, which shall include, among other terms, (i) a consulting fee of $65,500 per month for the twelve-month period from January 1, 2014, through December 31, 2014, and (ii) such other terms and conditions as shall be mutually agreed by MFA and the Executive.  Any payments in respect of the consulting services pursuant to this Paragraph 1 shall be subject to Paragraph 5(g).  The termination of employment of the Executive for any reason other than for Cause (as defined in Paragraph 6(a) hereof) shall be deemed Executive’s retirement for all relevant purposes under this Agreement.”

3.                                       Paragraph 2 (Position; Duties and Responsibilities) of the Agreement is hereby amended by deleting subparagraph (a) thereof in its entirety and replacing it with the following:

“(a)  During the Term of Employment, the Executive shall be employed as the Chairman and Chief Executive Officer of MFA, reporting directly to the Board of Directors of MFA (the “Board of Directors”), with such duties and day-to-day management responsibilities as are customarily performed by persons holding such offices at similarly situated mortgage REITs and such other duties as may be mutually agreed upon between the Executive and the Board of Directors.”

4.                                       Paragraph 3 (Compensation) of the Agreement is hereby amended by deleting subparagraph (a)(i) thereof in its entirety and replacing it with the following:

“(i) On April 16, 2006, and on each January 1st (or the first business day thereafter) during the Term of Employment, the Executive shall receive a grant of common stock with an aggregate fair market value on such date (or first business day thereafter) of $100,000.”

5.                                       Paragraph 3 (Compensation) of the Agreement is hereby amended by adding the following sentence at the end subparagraph (b) thereof:

“The Company may settle the equity component of the Performance Bonus for 2013 through (i) the grant of fully vested restricted stock units to be settled in shares of common stock of MFA in January 2014 or (ii) the grant of fully vested shares of common stock of MFA.  Any common stock of MFA issued to the Executive in respect of the 2013 Performance Bonus may not be sold or transferred by the Executive until such date that is six months after the Executive’s date of termination of employment; provided, however, that the Executive may sell such shares of stock to satisfy income tax and employment tax obligations relating to the vesting and settlement thereof.”

6.                                       Paragraph 3 (Compensation) of the Agreement is hereby amended by adding the following subparagraph (e) to the end thereof:

“(e) 2013 Equity Grant.  Not later than October 31, 2012, the Company shall grant to the Executive an aggregate 21,938 phantom shares (i.e., restricted stock units) (the “2013 Equity Grant”) pursuant to MFA’s 2010 Amended and Restated Equity Compensation Plan and one or more phantom share award agreements, which will provide that, subject to the vesting of such awards, the phantom shares will settle in shares of common stock of MFA in January 2014.  Of the phantom shares comprising the 2013 Equity Grant, (i) two-thirds of such phantom shares (or 14,625 phantom shares) will vest on December 31, 2013, subject to the Executive’s continued employment with the Company through such date, and (ii) one-third of such phantom shares (or 7,313 phantom shares) will vest on December 31, 2013, subject to MFA’s having achieved a cumulative level of “return to stockholders” for 2013 as more particularly described in the applicable award agreement.  Any common stock of MFA issued to the Executive in respect of the 2013 Equity Grant may not be sold or transferred by the Executive until such date that is six months after the Executive’s date of termination of employment; provided, however, that the Executive may sell such shares of stock to satisfy income tax and employment tax obligations related to the vesting and settlement thereof.”

7.                                       Paragraph 5 (Termination of Employment) of the Agreement is hereby amended by adding the following sentence at the end of subparagraph (h) thereof:

“For the sake of clarity, any amounts payable or benefits to be received pursuant to Paragraph 5 (other than amounts required to be paid under applicable law with respect to Paragraph 5(h)) shall be subject to Paragraph 5(g) and this Paragraph (5)(h).  Notwithstanding anything in this Agreement to the contrary, subject to Paragraph 5(g), to the extent that any amount payable pursuant to this Paragraph 5 constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, then any such amount scheduled to be paid within sixty (60) days following the termination of employment shall not be paid until the first regularly scheduled payroll date that is at least sixty (60) days following such termination, and such amount shall include payment of any amount that was otherwise scheduled to be paid prior thereto.”

8.                                       Paragraph 5 (Termination of Employment) of the Agreement is hereby amended by adding the following subparagraph (i) to the end thereof:

“(i) Resignation and Retirement.  Upon any termination of the Executive’s employment with the Company for any reason (including retirement), the Executive shall, as may be requested by the Company, resign from any position he then holds as an officer, director or fiduciary of the Company or any Company-related entity.  In furtherance of the foregoing, the Executive shall execute and deliver to the Company any letters, documents and other instruments necessary or appropriate to effect such resignation or resignations.”

9.                                       MFA shall pay directly all reasonable legal fees incurred by the Executive in connection with the negotiation, preparation and execution of this Agreement.

10.                                 All references to “this Agreement” shall refer to the Agreement.

11.                                 Except as specifically set forth herein, the Agreement and all of its terms and conditions remain in full force and effect, and the Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Agreement as amended by this Amendment.

12.                                 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

13.                                 This Amendment and all rights hereunder, and any controversies or disputes arising with respect hereto, shall be governed by and interpreted in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such

State, without regard to the conflicts of laws provisions thereof that would apply the law of any other jurisdiction.

14.                                 This Amendment shall be binding upon and inure to the benefit of MFA and the Executive and their respective successors, heirs (in the case of the Executive) and assigns.  The Agreement, as amended by this Amendment, contains the entire agreement between MFA and the Executive concerning the subject matter of thereof, as amended by this Amendment, and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect thereto.

[remainder of page intentionally left blank; signature page follows]

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

COMPANY:

MFA FINANCIAL, INC.

By:	/s/ George H. Krauss
	Name:	George H. Krauss
	Title:	Lead Director

EXECUTIVE:

/s/ Stewart Zimmerman
Stewart Zimmerman